UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

BRINX RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-102441 (Commission File Number)	98-0388682 (IRS Employer Identification No.)

820 Piedra Vista Road NE, Albuquerque, NM 87123
(Address of principal executive offices)(Zip Code)

(505) 250-9992
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 30, 2009, the registrant appointed Kulwant Sandher as its Chief Financial Officer.  Mr. Sandher, 47, has been the Chief Financial Officer and a director of Delta Oil & Gas, Inc. since January 2007.  Mr. Sandher is a Chartered Accountant in both England and Canadian jurisdictions.  From April 2006 to October 2008, Mr. Sandher acted as Chief Financial Officer and as a member of the board of directors of The Stallion Group.  From May 2004 to March 2006, Mr. Sandher served as Chief Operating Officer and Chief Financial Officer of Marketrend Interactive Inc.  He also acted as Chief Financial Officer of Serebra Learning Corporation, a public company on the TSX Venture Exchange, from September 1999 to October 2002.

Mr. Sandher will receive CAD$2,500 per month and was granted options to purchase 200,000 shares of common stock at $0.10 per share.  The options will fully vest in six months and expire in two years.

Mr. Sandher provided accounting services to the registrant from January 24, 2008 to the date of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINX RESOURCES LTD.
November 4, 2009	By: /s/ Leroy Halterman Leroy Halterman, President